1 AIRCRAFT LEASE AGREEMENT This AIRCRAFT LEASE AGREEMENT (the "Agreement") is entered into as of this 21st day of April, 2025 (the "Effective Date"), by and between Falstaff Partners LLC, a Delaware limited liability company ("Lessor"), and Carlyle Investment Management L.L.C., a Delaware limited liability company ("Lessee"). W I T N E S S E T H : WHEREAS, title to the Aircraft described and referred to herein is held by Lessor; WHEREAS, Lessee desires to lease from the Lessor, and Lessor desires to lease to Lessee, the Aircraft, without crew, upon and subject to the terms and conditions of this Agreement; WHEREAS, Lessee intends to operate the Aircraft under Part 91 of the FAR within the scope of and incidental to its own business and solely for international flights that require a one-way flight (including contiguous legs of a multiple leg business trip) that equals or exceeds ten (10) flight hours (e.g., a flight from New York, U.S.A. to Riyadh, Saudia Arabia); WHEREAS, during the term of this Agreement, the Aircraft will be subject to concurrent leases to one (1) or more Other Non-Exclusive Lessee(s); and WHEREAS, the Lessor has obtained, or caused such other party to obtain, all required insurance, maintenance, and other services related to the Aircraft for the Aircraft to be operated under Part 91 of the FAR; NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1. DEFINITIONS 1.1 The following terms shall have the following meanings for all purposes of this Agreement: "Aircraft" means the Airframe, the Engines, the Parts, and the Aircraft Documents. The Engines shall be deemed part of the "Aircraft" whether or not from time to time attached to the Airframe or removed from the Airframe. "Aircraft Documents" means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Airframe, any Engine, or any Part, or that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft. "Airframe" means that certain Gulfstream Aerospace Corp. model GVI (G650ER) aircraft bearing U.S. registration number N524EA, and manufacturer's serial number 6444, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe. "Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, Exhibit 10.4

2 instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended. "DOT" means the United States Department of Transportation or any successor agency. "Engines" means two (2) Rolls-Royce Deutschland Ltd. & Co. model KGBR700-725A1-12 engines bearing manufacturer's serial numbers 25125 and 25126, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine. Any engine which may be, from time to time, substituted for an Engine shall be deemed to be an Engine and subject to this Agreement for so long as it remains attached to the Airframe. “Eligible 10-Hour Flight” means a flight (including series of multiple continuous flights) to or from a destination that requires at least ten (10) flight hours in either direction (e.g., New York, U.S.A. to Riyah, Saudia Arabia). "FAA" means the Federal Aviation Administration or any successor agency. "FAR" means collectively the Aeronautics Regulations of the FAA and the DOT, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations. "FSDO Notice" means an FSDO Notification Letter in the form of Schedule B attached hereto. "Flight Hour" means one (1) hour of use of the Aircraft in flight operations, as recorded on the Aircraft hour meter and measured from the time the Aircraft takes off at the beginning of a flight, to the time the Aircraft lands at the end of a flight in one-tenth (1/10th) of an hour increments. Flight Hours also include any flight hours consumed in repositioning the Aircraft to facilitate Lessee’s scheduled itineraries. "Lender" means Banc of America Leasing & Capital, LLC . "Lien" means any mortgage, security interest, lease or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement. "Mortgage" means Aircraft Mortgage and Security Agreement executed between Lender as lender and Lessor as borrower of even date herewith. "Operating Base" means Dulles International Airport (KIAD) Airport, Dulles, Virginia. "Operational Control" has the same meaning given the term in Section 1.1 of the FAR. "Other Non-Exclusive Lessee" means any other person or entity possessing a non-exclusive leasehold interest in the Aircraft either directly or indirectly from Lessor. "Parts" means all appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and includes replacement parts. "Pilot in Command" has the same meaning given the term in Section 1.1 of the FAR. "Rent Payment Date" means the 15th day of each calendar month.

3 "Taxes" means all taxes of every kind (excluding any tax measured by or assessed against a taxpayer's income, including, without limitation, any income tax, gross income tax, net income tax, or capital gains tax) assessed or levied by any federal, state, county, local, airport, district, foreign, or other governmental authority, including, without limitation, sales taxes, use taxes, retailer taxes, federal air transportation excise taxes, federal aviation fuel excise taxes, and other similar duties, fees, and excise taxes. "Term" means the entire period from the Effective Date to the date this Agreement is terminated pursuant to Section 3.1. SECTION 2. LEASE AND DELIVERY OF THE AIRCRAFT 2.1 Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Aircraft, on the terms and conditions of this Agreement. Lessee’s operation or use of the Aircraft under this Agreement shall solely be limited to Eligible 10-Hour Flights in furtherance of Lessee’s business. Lessee shall notify Lessor within a reasonable amount of time prior to the intended use of the Aircraft under this Agreement (e.g., a flight under Part 91 of the FAR), from time to time, that such flight(s) will be operated pursuant to the terms of this Agreement. 2.2 Delivery. The Aircraft shall be delivered to the Lessee from time to time, at the Operating Base, or such other location as the parties may mutually agree, and "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 4 HEREOF. Lessor shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God. 2.3 Non-Exclusivity. Lessee and Lessor acknowledge that the Aircraft is leased to Lessee on a non- exclusive basis, and that during the Term the Aircraft may be otherwise subject to lease to other lessees of Lessor. During any period during which another lessee of Lessor or any other person or entity leasing an interest in the Aircraft has scheduled use of the Aircraft, Lessee's leasehold rights to possession of the Aircraft under this Agreement shall temporarily abate, but all other provisions of this Agreement shall nevertheless continue in full force and effect. 2.4 Other Non-Exclusive Lessees’ Responsibilities. The parties agree that Lessor shall cause any and all Other Non-Exclusive Lessee(s) to procure, or cause to be procured, all required insurance, maintenance, and / or other services related to the Aircraft for the Aircraft to be operated under Part 91 or Part 135 of the FAR, as the case may be, and payment of costs and expenses of insuring, servicing, storing, inspecting, maintaining, and repairing the Aircraft. Except as otherwise provided herein, Lessee shall have no obligation to procure such services, pay the costs and expenses described in this Section 2.4, or to confirm that the aforementioned has been performed or completed. 2.5 FSDO Notice. At least 48 hours prior to the first flight to be conducted under this Agreement, Lessee shall have completed the FSDO Notice, substantially in the form attached hereto as Schedule B, and delivered the completed FSDO Notice by facsimile to the FAA Flight Standards District Office located nearest to the departure airport of said first flight.

4 SECTION 3. TERM AND RENT 3.1 Term. This Agreement shall become effective on the Effective Date, and shall continue in effect for a period of one (1) year, unless terminated sooner pursuant to the express provisions herein contained. At the end of the first one (1) year period or any subsequent one (1) year period, this Agreement shall automatically be renewed for an additional one (1) year period. Each party shall have the right to terminate this Agreement without cause on thirty (30) days written notice to the other party. 3.2 Rent. Lessee shall pay rent in arrears in an amount equal to the Hourly Rent specified in Schedule A attached hereto for each Flight Hour of use of the Aircraft by Lessee. Within three (3) Business Days after the last day of each calendar month during the Term, Lessee shall provide to Lessor a written report of the total number of Flight Hours flown during the month just ended for all flights operated by Lessee under this Agreement. Lessee shall pay the full amount under such statement within ten (10) Business Days. All Hourly Rent, Taxes and other amounts shall be paid to the Lessor in immediately available U.S. funds and in form and manner as the Lessor in its sole discretion may instruct Lessee from time to time. 3.3 Taxes. Neither the rent nor any other payments to be made by Lessee under this Agreement includes the amount of any Taxes which may be assessed or levied by any taxing jurisdictions as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft by Lessee, or the provision of a taxable transportation service by Lessee using the Aircraft. Lessee shall be responsible for, shall indemnify and hold harmless Lessor against, and Lessee shall pay all such Taxes when due. Lessee shall have the right to dispute or contest in good faith and at Lessee's sole expense the amount of any Taxes assessed or imposed directly against Lessee and/or Lessor. During the period that any such Taxes are being disputed or contested in good faith, payment of such Taxes in accordance with the terms of this Agreement may be delayed until a final determination of the amount due has been made. SECTION 4. REPRESENTATIONS AND WARRANTIES 4.1 Representations and Warranties of Lessee. Lessee represents and warrants as of the date hereof and during the entire Term hereof as follows: 4.1.1 All pilots who operate the Aircraft for Lessee's flights shall have at least the minimum total pilot hours required by any policy of insurance covering the Aircraft and will meet or exceed all requirements under any policy of insurance covering the Aircraft, and all Applicable Law. 4.1.2 Lessee is a validly organized limited liability company under the laws of the State of Delaware, and the person executing on behalf of Lessee has full power and authority to execute this Agreement on behalf of Lessee and by such execution shall bind Lessee under this Agreement. 4.1.3 No action, suit, or proceeding is currently pending or threatened against Lessee which shall in any material way affect Lessee's financial status as of the date thereof, or impair the execution, delivery, or performance by Lessee of this Agreement. 4.1.4 The execution and delivery of this Agreement by Lessee and the performance of its obligations hereunder have been duly authorized by all necessary corporate or limited liability company action, and do not conflict with any provision of Lessee's articles of

5 organization, bylaws, operating agreement, any governmental regulations, or any other agreements that Lessee may now have with other parties. 4.1.5 Lessee is not subject to any restriction, which with or without the giving of notice, the passage of time, or both, prohibits or would be violated by or be in conflict with this Agreement. 4.1.6 Lessee will not permit the Aircraft to be operated in any unsafe manner or contrary to any manual or instructions for the Aircraft or in violation of the terms or conditions of any insurance policy covering the Aircraft or any Applicable Law. 4.2 Representations and Warranties of Lessor. Lessor represents and warrants as of the date hereof and during the entire Term hereof as follows: 4.2.1 Lessor is a validly organized limited liability company under the laws of the State of Delaware, and the person executing on behalf of Lessor has full power and authority to execute this Agreement on behalf of Lessor and by such execution shall bind Lessor under this Agreement. 4.2.2 No action, suit, or proceeding is currently pending or threatened against Lessor which shall in any material way affect Lessor's financial status as of the date hereof, or impair the execution, delivery, or performance by Lessor of this Agreement. 4.2.3 The execution and delivery of this Agreement by Lessor and the performance of its obligations hereunder have been duly authorized by all necessary corporate or limited liability company action, and do not conflict with any provision of Lessor's articles of organization, bylaws, operating agreement, any governmental regulations, or any other agreements that Lessor may now have with other parties. 4.2.4 Lessor is not subject to any restriction, which with or without the giving of notice, the passage of time, or both, prohibits or would be violated by or be in conflict with this Agreement. 4.3 DISCLAIMER OF WARRANTIES. THE AIRCRAFT IS BEING LEASED BY THE LESSOR TO THE LESSEE HEREUNDER ON A COMPLETELY "AS IS," "WHERE IS," BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT DISCLAIMS ALL REPRESENTATIONS AND/OR WARRANTIES AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE,

6 HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. THE LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF LESSOR AND RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE AGAINST LESSOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF LESSOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. SECTION 5. REGISTRATION, USE, OPERATION, MAINTENANCE AND POSSESSION 5.1 Title and Registration. Lessee acknowledges that Lessor owns all legal, beneficial, and equitable title to the Aircraft, and that said title shall remain vested in Lessor during the Term hereof. Lessee shall undertake, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as may, in the opinion of the Lessor, be necessary or desirable in order to protect or preserve Lessor's title to, and Lender’s interest in, the Aircraft. 5.2 Use and Operation. Lessee shall operate the Aircraft in accordance with the provisions of Part 91 of the FAR and shall not operate the Aircraft in commercial service, as a common carrier, or otherwise for compensation or hire except to the extent permitted under Sections 91.321 and 91.501 of the FAR, if applicable. Lessee shall be solely and exclusively responsible for the use, operation and control of the Aircraft at all times during which the Aircraft is in Lessee's possession, from time to time, and operated under Part 91 of the FAR pursuant to the terms hereof during the Term. Lessee agrees not to operate or locate the Airframe or any Engine, or permit the Airframe or any Engine to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Airframe or Engines, or in any war zone. Lessee agrees not to operate the Airframe or any Engine or permit the Airframe or any Engine to be operated during the Term except in operations for which Lessee is duly authorized, or to use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Lessee will not permit the Airframe or any Engine to be used or operated during the Term in violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions. Lessee shall not knowingly permit the Aircraft to be used for the carriage of any persons or property prohibited by Applicable Law, nor shall Lessee permit the Aircraft to be used during the existence of any known defect except in accordance with the FAR. Lessee may carry on the Aircraft on all flights under this Agreement such passengers, baggage, and cargo as Lessee in its sole but reasonable discretion shall determine; provided, however, that the number of passengers on any flight shall in no event exceed the number of seats legally available in the Aircraft, and the total load carried on any flight, including passengers, crew, baggage, and fuel and oil in such quantities as the Pilot in Command shall determine to be required, shall not exceed the legally permissible maximum load

7 for the Aircraft. Lessee will abide by and conform to, be responsible for causing and cause others to abide by and conform to, all Applicable Laws now existing or hereafter enacted, that control or in any way affect the operation, use, or occupancy of the Aircraft, or the use of any airport by the Aircraft. 5.3 Aircraft Services. 5.3.1 Lessor’s Obligations. Lessor, in coordination with the Other Non-Exclusive Lessee(s), shall, at its sole cost and expense: (i) pay the fixed hourly cost of any maintenance service plans that may be in effect with respect to the Aircraft that become due and payable as a result of Lessee’s operations of the Aircraft; (ii) subject to Section 5.3.2, maintain, or cause to be maintained, the Aircraft in a good and airworthy operating condition and in compliance with all applicable FAR and the Aircraft Operating Manual; (iii) ensure that all mechanics assigned to the maintenance of the Aircraft are competent with respect to the type of aircraft, and fully familiar with the applicable maintenance and preventative repair programs for the Aircraft’s specific type; (iv) store the Aircraft when not in use in an appropriate and adequate indoor facility at the Operating Base; and (v) maintain, or cause to be maintained, all insurance required by Section 8 of this Agreement. 5.3.2 Lessee’ Obligations. Lessee shall, at its sole cost and expense: (i) obtain all fuel, oil, lubricants, and other flight related services and supplies required for Lessee’s flight operations of the Aircraft, (ii) obtain the services of pilots for all of Lessee’s operations of the Aircraft; and (iii) perform, or cause to be performed, all pre- and post-flight inspections in accordance and as required by the FAA-approved inspection program for the Aircraft. Lessee shall notify Lessor, or cause Lessor to be notified, of any maintenance requirement, dangerous condition, malfunction or worn part that may be discovered during any such inspection. 5.4 Operational Control. 5.4.1 Lessee's Flights. Lessee shall exercise Operational Control of the Aircraft during all flight operations conducted by Lessee under this Agreement. Further, at all times while the Aircraft is in the possession of Lessee under this Agreement, Lessee shall have exclusive possession, command, and control of the Aircraft, and the pilots of any flight by Lessee shall be under the exclusive command of Lessee. The parties acknowledge and agree that no Other Non-Exclusive Lessee shall have any right or obligation to exercise Operational Control of the Aircraft in connection with any flight conducted by Lessee under this Agreement. 5.4.2 Other Non-Exclusive Lessee's Flights. Other Non-Exclusive Lessee shall exercise Operational Control of the Aircraft during all flight operations conducted by such Other Non-Exclusive Lessee. Further, at all times while the Aircraft is in the possession of any Other Non-Exclusive Lessee, such Other Non-Exclusive Lessee shall have exclusive possession, command, and control of the Aircraft, and the pilots of any such flight by such Other Non-Exclusive Lessee shall be under the exclusive command of such Other Non-Exclusive Lessee. The parties acknowledge and agree that Lessee shall have no right or obligation to exercise Operational Control of the Aircraft in connection with any flight conducted by any Other Non-Exclusive Lessee. 5.5 Authority of Pilot in Command. Notwithstanding that Lessee shall have operational control of the Aircraft during any flight conducted by Lessee under this Agreement, the parties acknowledge

8 that pursuant to Section 91.3 of the FAR, the Pilot in Command of such flight is responsible for, and is obligated and entitled to exercise final authority over, the safe operation of the flight, and the parties agree that the Pilot in Command may, in the exercise of such authority, refuse to commence such flight, terminate such flight, or take any other flight-related action that, in the judgment of the Pilot in Command, is required to ensure the safety of the Aircraft, the flight crew, the passengers, and any other persons and/or property. 5.6 Right to Inspect. Lessor and/or Lessor's agents shall have the right to inspect the Aircraft at any reasonable time during Lessee’s possession of the Aircraft, upon giving Lessee reasonable notice to ascertain the condition of the Aircraft. 5.7 Modification of Aircraft. Lessee shall not make or permit to be made any modification, alteration, improvement, or addition to the Aircraft. 5.8 Fines, Penalties, and Forfeitures. Lessee shall be solely responsible for any fines, penalties, or forfeitures relating in any manner to the operation or use of the Aircraft by Lessee under this Agreement. SECTION 6. RETURN OF AIRCRAFT 6.1 Return. At the end of each flight, or series of flights that constitute a single use by Lessee, Lessee shall return the Aircraft to Lessor by delivering the same at Lessee's expense to Lessor at the Operating Base or such other location within the 48 contiguous United States as Lessor may designate, fully equipped with all Engines and Parts installed thereon. 6.2 Condition of Aircraft. The Aircraft, at the time of each return to Lessor (as such times may be), shall be in the same condition as it was in when Lessee received the Aircraft at the commencement of each flight, or series of flights that constitute a single use by Lessee, ordinary wear and tear excepted. SECTION 7. LIENS 7.1 Lessee Liens. Lessee shall ensure that no Liens are created or placed against the Aircraft by Lessee or third-parties as a result of Lessee's actions. Lessee shall notify Lessor promptly upon learning of any Liens not permitted by these terms. Lessee shall, at its own cost and expense, take all such actions as may be necessary to discharge and satisfy in full any such Lien promptly after the same becomes known to it. 7.2 Subordination. This Agreement is and at all times shall remain subordinate in all respects to the Lien granted to Lender pursuant to the Mortgage encumbering the Aircraft. Lender shall have the right at all times notwithstanding this Agreement to enforce the terms and provisions of the Mortgage, including, without limitation, repossession of the Aircraft. SECTION 8. INSURANCE 8.1 Liability. Lessor, in coordination with the Other Non-Exclusive Lessee(s) pursuant to Section 2.4 hereof, and at no cost or expense to Lessee, shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount no less than Five Hundred Million United States Dollars (US$500,000,000.00) Combined Single Limit. Said policy shall be an occurrence policy naming Lessee as an Additional Insured.

9 8.2 Hull. Lessor, in coordination with the Other Non-Exclusive Lessee(s) pursuant to Section 2.4 hereof, and at no cost or expense to Lessee, shall maintain, or cause to be maintained, all risks aircraft hull insurance in the amount of no less than Fifty Nine Million Two Hundred Seventy Two Thousand Five Hundred United States Dollars (US$59,272,500.00), and such insurance shall name Lessor and any first lien mortgage holder as loss payees as their interests may appear. 8.3 Insurance Certificates. Lessor will provide Lessee with a Certificate of Insurance upon execution of this Agreement and at any time thereafter as Lessee may reasonably request. 8.4 Conditions of Insurance. Lessor, in coordination with any Other Non-Exclusive Lessee(s), shall be responsible for ensuring that each insurance policy required under this Section 8 is adequate for Lessor and that any use by Lessee under this Agreement or any Other Non-Exclusive Lessee(s) will be covered by such insurance policy(ies). 8.5 Insurance Companies. Each insurance policy required under this Section 8 shall be issued by a company or companies who are qualified to do business in the United States and who (i) will submit to the jurisdiction of any competent state or federal court in the United States with regard to any dispute arising out of the policy of insurance or concerning the parties herein; and (ii) will respond to any claim or judgment against Lessor in any competent state or federal court in the United States or its territories. SECTION 9. DEFAULTS AND REMEDIES 9.1 Upon the occurrence of any failure of Lessee to duly observe or perform any of its obligations hereunder, and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare in writing to the Lessee that this Agreement is in default; and at any time thereafter, so long as Lessee shall not have remedied the outstanding default, Lessor may cancel, terminate, or rescind this Agreement. SECTION 10. NOTICES 10.1 All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below: If to Lessor: Falstaff Partners LLC c/o Stewart Management Company Farmers Bank Building 301 North Market Street Wilmington, Delaware 19801 Attn: _____________________ Email: ____________________ With a copy to: Law Office of Robyn Mandel 3190 Lamb Ct. Miami, FL 33133 Attn: Robyn Mandel, Esq. Email: robyn@robynmandel.com

10 If to Lessee: With a copy to: Carlyle Investment Management L.L.C. 1001 Pennsylvania Avenue NW, Suite 200 Washington, D.C. 20004 Attn: Jeffrey Ferguson Email: jeffrey.ferguson@carlyle.com GKG Law, P.C. 1055 Thomas Jefferson Street, N.W. Suite 620 Washington, D.C. 20007 Attn: Keith G. Swirsky, Esq. Email: kswirsky@gkglaw.com SECTION 11. EVENT OF LOSS AND INDEMNIFICATION 11.1 Notification of Event of Loss. In the event any damage to or destruction of, the Aircraft shall occur, or in the event of any whole or partial loss of the Aircraft, including, without limitation, any loss resulting from the theft, condemnation, confiscation or seizure of, or requisition of title to or use of, the Aircraft by private persons or by any governmental or purported governmental authority while the Aircraft is in the possession of Lessee pursuant to the terms hereof, Lessee shall immediately: 11.1.1 report the event of loss to Lessor, the insurance company or companies, and to any and all applicable governmental agencies; and 11.1.2 furnish such information and execute such documents as may be required and necessary to collect the proceeds from any insurance policies. 11.2 Repair or Termination. In the event the Aircraft is partially destroyed or damaged, Lessor shall have the option, in its sole discretion, to either (i) fully repair the Aircraft in order that it shall be placed in at least as good condition as it was prior to such partial destruction or damage; or (ii) terminate this Agreement. Within five (5) days after the date of such partial destruction or damage, Lessor shall give written notice to Lessee specifying whether Lessor has elected to fully repair the Aircraft or to terminate this Agreement, which termination shall be effective immediately upon such written notice from Lessor to Lessee setting forth Lessor's election to so terminate this Agreement. 11.3 Indemnification. Lessee hereby releases, and shall defend, indemnify and hold harmless Lessor and Lessor's shareholders, members, directors, officers, managers, employees, successors and assigns, from and against, any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines, and other sanctions, and any attorneys' fees and other reasonable costs and expenses, directly or indirectly arising from this Agreement, and/or Lessee's operation or other use of the Aircraft. Any such indemnification shall survive the expiration or earlier termination of this Agreement.

11 SECTION 12. MISCELLANEOUS 12.1 Entire Agreement. This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement. 12.2 Other Transactions. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever. 12.3 Prohibited and Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by Applicable Law, each of Lessor and Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect. 12.4 Enforcement. This Agreement, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by Lessor, Lessee, and each of their agents, servants and personal representatives. 12.5 Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof. 12.6 Counterparts. This Agreement may be executed by the parties hereto in two (2) separate counterparts, each of which when so executed and delivered shall be an original, and both of which shall together constitute but one and the same instrument. 12.7 Amendments. No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. 12.8 No Waiver. No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity. 12.9 No Assignments. Neither party may assign its rights or obligations under this Agreement without the prior written permission of the other. 12.10 Governing Law. This Agreement has been negotiated and delivered in the State of Delaware and shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

12 12.11 Jurisdiction and Venue. Exclusive jurisdiction and venue over any and all disputes between the parties arising under this Agreement shall be in, and for such purpose each party hereby submits to the jurisdiction of, the state and federal courts serving the State of Delaware. SECTION 13. TRUTH IN LEASING 13.1 TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR's. WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF THE FAR 91.409(f). LESSEE CERTIFIES THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED BY LESSEE IN ACCORDANCE WITH THE PROVISIONS OF FAR 91.409(f). LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE. THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA. * * * Signature Page Follows * * *

13 IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the Effective Date. LESSOR: Falstaff Partners LLC By: ____________________________________ Print: C. Anthony Shippam Title: Manager LESSEE: Carlyle Investment Management L.L.C. By: ____________________________________ Print: ____________________________________ Title: ____________________________________ /s/ C. Anthony Shippam

13 IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the Effective Date. LESSOR: Falstaff Partners LLC By: ____________________________________ Print: ____________________________________ Title: ____________________________________ LESSEE: Carlyle Investment Management L.L.C. By: ____________________________________ Print: ____________________________________ Title: ____________________________________ Managing Director Jeffrey Ferguson /s/ Jeffrey Ferguson

14 AIRCRAFT LEASE AGREEMENT Schedule A Hourly Rent: $3,175.00 per Flight Hour

15 AIRCRAFT LEASE AGREEMENT Schedule B FSDO Notification Letter Date: _________________ Via Facsimile Fax: __________________ Federal Aviation Administration __________________________ __________________________ __________________________ RE: FAR Section 91.23 FSDO Notification First Flight Under Lease of Gulfstream Aerospace Corp. model GVI (G650ER) Aircraft, s/n 6444, Registration N524EA To whom it may concern: Pursuant to the requirements of Federal Aviation Regulation Section 91.23(c)(3), please accept this letter as notification that the undersigned, will acquire and take delivery of a leasehold interest in the above referenced aircraft on the ___ day of ________________________, 20__, and that the first flight of the aircraft under the lease will depart from _______________________________ Airport on the _____ day of _____________________, 20______, at approximately ______ (am / pm) local time. Sincerely, Carlyle Investment Management L.L.C. By: _______________________ Print: _______________________ Title: _______________________